EXHIBIT 1

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SCHEDULE 13G

JOINT ACQUISITION STATEMENT

PURSUANT TO SECTION 240.13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Dated: May 7, 2021

/s/ Michael B. Fisch

FARALLON PARTNERS, L.L.C.,

On its own behalf and

As the General Partner of

FARALLON CAPITAL PARTNERS, L.P.,

FARALLON CAPITAL INSTITUTIONAL PARTNERS, L.P.,

FARALLON CAPITAL INSTITUTIONAL PARTNERS II, L.P.,

FARALLON CAPITAL INSTITUTIONAL PARTNERS III, L.P.,

Farallon Capital Offshore Investors II, L.P., and

FARALLON CAPITAL (AM) INVESTORS, L.P.

By: Michael B. Fisch, Managing Member

/s/ Michael B. Fisch

FARALLON INSTITUTIONAL (GP) V, L.L.C.,

On its own behalf and

As the General Partner of

FOUR CROSSINGS INSTITUTIONAL PARTNERS V, L.P.

By: Michael B. Fisch, Manager

/s/ Michael B. Fisch

FARALLON F5 (GP), L.L.C.,

On its own behalf and

As the General Partner of

FARALLON CAPITAL F5 MASTER I, L.P.

By: Michael B. Fisch, Manager

/s/ Michael B. Fisch

Michael B. Fisch, individually and as attorney-in-fact for each of Philip D. Dreyfuss, Richard B. Fried, David T. Kim, Michael G. Linn, Rajiv A. Patel, Thomas G. Roberts, Jr., William Seybold, Andrew J. M. Spokes, John R. Warren and Mark C. Wehrly

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